EXHIBIT 4
                                                                    Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 2000




                                                 Retail               Wholesale
                                                --------               --------

Weighted Cost of Capital (Annualized)           0.064886               0.065362
Average Days Outstanding                           42.11                  20.43
                                                 --------               --------
Weighted Cost of Capital (Average
  Days Outstanding)                              0.007487               0.003660
Collection Experience Factor                     0.004991               0.000000
Agency Fee Rate                                  0.020000               0.020000
                                                 --------               --------
Total Discount Factor                            0.032478               0.023660
                                                 ========               ========






ASSUMPTIONS

INTEREST RATE                                     5.9048%
RETAIL ROCE                                      10.9000%
WHOLESALE ROCE                                   11.4900%
TAX RATE                                         38.0000%
DEBT RATIO                                       95.0000%
EQUITY RATIO                                      5.0000%

                                                                      EXHIBIT 4
                                                                    Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 2000




                                                  Retail               Wholesale
                                                  --------             --------


Weighted Cost of Capital (Annualized)            0.064967              0.065362
Average Days Outstanding                            46.25                32.82
                                                  --------             --------
Weighted Cost of Capital (Average
  Days Outstanding)                               0.008233             0.005878
Collection Experience Factor                      0.001990             0.000000
Agency Fee Rate                                   0.020000             0.020000
                                                  --------             --------
Total Discount Factor                             0.030223             0.025878
                                                  ========             ========






ASSUMPTIONS

INTEREST RATE
                                                   5.9048%
RETAIL ROCE                                       11.0000%
WHOLESALE ROCE                                    11.4900%
TAX RATE                                          38.0000%
DEBT RATIO                                        95.0000%
EQUITY RATIO                                       5.0000%

                                                                      EXHIBIT 4
                                                                    Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 2000




                                       Arkansas   Louisiana   Texas    Wholesale
                                       --------   ---------  --------  ---------


Weighted Cost of Capital (Annualized)  0.064765   0.065048   0.068757   0.065362
Average Days Outstanding                  45.49      51.13      34.17      30.14
                                       --------   ---------  --------  ---------
Weighted Cost of Capital
 (Average Days Outstanding)            0.008069   0.009109   0.006434   0.005399
Collection Experience Factor           0.003409   0.003073   0.003170   0.000000
Agency Fee Rate                        0.020000   0.020000   0.020000   0.020000
                                       --------   ---------  --------  ---------
Total Discount Factor                  0.031478   0.032182   0.029604   0.025399
                                       ========   =========  ========  =========






ASSUMPTIONS

INTEREST RATE                          5.9048%     5.9048%    5.9048%
ROCE                                  10.7500%    11.1000%   15.7000%   11.4900%
TAX RATE                              38.0000%    38.0000%   38.0000%
DEBT RATIO                            95.0000%    95.0000%   95.0000%
EQUITY RATIO                           5.0000%     5.0000%    5.0000%

                                                                      EXHIBIT 4
                                                                    Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED MARCH 31, 2000




                                                Retail                 Wholesale
                                                --------               ---------

Weighted Cost of Capital (Annualized)           0.065269               0.065362
Average Days Outstanding                          31.01                   32.32
                                                --------               ---------
Weighted Cost of Capital (Average
  Days Outstanding)                             0.005547               0.005790
Collection Experience Factor                    0.003367               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               ---------
Total Discount Factor                           0.028914               0.025790
                                                ========               =========






ASSUMPTIONS

INTEREST RATE                                    5.9048%
RETAIL ROCE                                     11.3750%
WHOLESALE ROCE                                  11.4900%
TAX RATE                                        38.0000%
DEBT RATIO                                      95.0000%
EQUITY RATIO                                     5.0000%